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EXHIBIT 10.2

EXECUTION COPY

FIRST AMENDMENT

        THIS FIRST AMENDMENT (this "Amendment") dated as of December 14, 2004 is to the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of July 21, 2004 among TETRA TECH, INC. (the "Company"), various financial institutions and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

        WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below;

        NOW THEREFORE, the parties hereto agree as follows:

        SECTION 1 AMENDMENTS.    Effective on the Amendment Effective Date (as defined below), the Credit Agreement is amended as set forth below.

        SECTION 1.1 Section 10.6.2.    Section 10.6.2 is amended in its entirety to read as follows:

          10.6.2 Fixed Charge Coverage Ratio.    Not permit the ratio, for any Computation Period ending on or after October 2, 2005, of (i) Adjusted EBITDA less Capital Expenditures to (ii) Interest Expense plus all income taxes (including any franchise tax and any other tax based upon gross or net income or receipts) paid by the Company and its Subsidiaries plus all required payments of principal of Debt of the Company and its Subsidiaries, in each case during such Computation Period (and determined on a consolidated basis), to be less than 1.25 to 1.

        SECTION 1.2 Section 10.6.3.    Section 10.6.3 is amended in its entirety to read as follows:

          10.6.3 Adjusted Leverage Ratio.    Not permit the Adjusted Leverage Ratio to be greater than (a) 3.25 to 1 as of the last day of any Computation Period ending before July 3, 2005; (b) 3.00 to 1 as of the last day of the Computation Period ending on July 3, 2005; or (c) 2.25 to 1 as of the last day of any Computation Period ending on or after October 2, 2005.

        SECTION 1.3 Section 10.6.4.    Section 10.6 is amended by adding the following Section 10.6.4 in proper sequence:

          10.6.4 Minimum Adjusted EBITDA.    Not permit Adjusted EBITDA to be less than the amount set forth below for any Computation Period ending on the relevant date set forth below:

Minimum Adjusted EBITDA	Computation Period Ending
$67,000,000	October 3, 2004
$56,000,000	January 2, 2005
$52,500,000	April 3, 2005
$60,000,000	July 3, 2005
$90,000,000	October 2, 2005

        SECTION 1.4 Schedule 1.1(A).    The Schedule 1.1(A) attached hereto is added to the Credit Agreement as Schedule 1.1(A) thereto. From the Amendment Effective Date to the date on which the Administrative Agent receives the Company's compliance certificate for the Computation Period ending October 2, 2005, all references in the Credit Agreement to "Schedule 1.1" shall mean Schedule 1.1(A). Thereafter, all references in the Credit Agreement to "Schedule 1.1" shall mean the original Schedule 1.1.

        SECTION 2 REPRESENTATIONS AND WARRANTIES.    The Company represents and warrants to the Administrative Agent and the Banks that (a) each warranty set forth in Section 9 of the Credit Agreement is true and correct as if made on the date hereof, (b) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or any Subsidiary or of any indenture, loan agreement or other material contract, or any judgment, order or decree, which is binding upon the Company or any Subsidiary, and (c) this Amendment and the Amended Credit Agreement are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor's rights or by general principles of equity.

        SECTION 3 EFFECTIVENESS.    The amendments set forth in Section 1 shall become effective, as of the day and year first above written, on the date that the Administrative Agent has received each of the following: (a) counterparts of this Amendment signed by the Company and the Required Banks; (b) a Confirmation in the form of Exhibit A hereto signed by the Company and each Subsidiary; (c) evidence that the requisite holders of the notes under the Note Purchase Agreement have entered into an amendment consistent herewith and otherwise in form and substance reasonably satisfactory to the Administrative Agent; and (d) an amendment fee for the account of each Bank that delivers a signed counterpart hereof to the Administrative Agent no later than 3 p.m., Chicago time, on December 14, 2004, such fee to be equal to 0.125% of the amount of such Bank's Commitment.

        SECTION 4 MISCELLANEOUS.

        SECTION 4.1 Continuing Effectiveness, etc.    As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

        SECTION 4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same First Amendment. A counterpart hereof (or a signature page hereto) delivered by facsimile shall be effective as delivery of an original counterpart.

        SECTION 4.3 Governing Law.    This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

        SECTION 4.4 Successors and Assigns.    This Amendment shall be binding upon the Company, the Administrative Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Company, the Administrative Agent and the Banks and the successors and assigns of the Administrative Agent and the Banks.

        SECTION 4.5 Severability.    Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

        SECTION 4.6 Expenses.    The Company agrees to pay the reasonable costs and expenses of the Agent (including attorneys' fees) in connection with the preparation, execution and delivery of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        Delivered at Chicago, Illinois, as of the day and year first above written.

TETRA TECH, INC.
By:	/s/ DAVID W. KING David W. King Chief Financial Officer and Treasurer
BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ PAUL FOLINO
Title:	Paul Folino Assistant Vice President
BANK OF AMERICA, N.A., as Swing Line Bank and as a Bank
By:	/s/ PAUL R. FREY
Title:	Paul R. Frey Senior Vice President
U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank
By:	/s/ JANICE T. THEDE
Title:	Janice T. Thede Vice President
WELLS FARGO BANK, N.A. as Syndication Agent and as a Bank
By:	/s/ CHARLES C. WARNER
Title:	Charles C. Warner Vice President

HARRIS TRUST AND SAVINGS BANK
By:	/s/ JOANN L. HOLMAN
Title:	Joann L. Holman Vice President
LASALLE BANK, N.A.
By:	/s/ DAVID L. SAUERMAN
Title:	David L. Sauerman Senior Vice President
UNION BANK OF CALIFORNIA
By:	/s/ PETER THOMPSON
Title:	Peter Thompson Vice President
THE NORTHERN TRUST COMPANY
By:	/s/ JOHN E. BURDA
Title:	John E. Burda Vice President

CONFIRMATION

        Each of the undersigned acknowledges receipt of the foregoing First Amendment and confirms the continuing validity and enforceability against such undersigned of each Loan Document to which such undersigned is a party.

TETRA TECH, INC.
By:	/s/ DAVID W. KING David W. King Chief Financial Officer and Treasurer

ADVANCED MANAGEMENT TECHNOLOGY, INC.
ARDAMAN & ASSOCIATES, INC.
COSENTINI ASSOCIATES, INC.
ENGINEERING MANAGEMENT CONCEPTS, INC.
EVERGREEN UTILITY CONTRACTORS, INC.
EXPERT WIRELESS SOLUTIONS, INC.
FHC, INC.
HARTMAN & ASSOCIATES, INC.
KCM, INC.
MFG, INC.
RIZZO ASSOCIATES, INC.
SCIENCES INTERNATIONAL, INC.
TETRA TECH CANADA LTD.
TETRA TECH CONSTRUCTION SERVICES, INC.
TETRA TECH EM INC.
TETRA TECH NUS, INC.
TETRA TECH RMC, INC.
THE THOMAS GROUP OF COMPANIES, INC.
VERTEX ENGINEERING SERVICES, INC.
WHALEN & COMPANY, INC.
WESTERN UTILITY CONTRACTORS, INC.

By:	/s/ DAVID W. KING David W. King Treasurer
GEOTRANS, INC. SCM CONSULTANTS, INC. TETRA TECH FW, INC.
By:	/s/ DAVID W. KING David W. King Assistant Treasurer

SCHEDULE 1.1

PRICING SCHEDULE

        Except for any period during which Schedule 1.1(A) is applicable, the Base Rate Margin, the Eurodollar Margin, the LC Fee Rate and the Facility Fee Rate shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.

	Level I	Level II	Level III	Level IV
Eurodollar Margin	0.400%	0.625%	0.825%	1.000%
Base Rate Margin	0.000%	0.000%	0.250%	0.500%
LC Fee Rate	0.400%	0.625%	0.825%	1.000%
Facility Fee Rate	0.225%	0.250%	0.300%	0.375%

        Level I applies when the Adjusted Leverage Ratio is less than 1.25 to 1.

        Level II applies when the Adjusted Leverage Ratio is equal to or greater than 1.25 to 1 but less than 1.75 to 1.

        Level III applies when the Adjusted Leverage Ratio is equal to or greater than 1.75 to 1 but less than 2.25 to 1.

        Level IV applies when the Adjusted Leverage Ratio is equal to or greater than 2.25 to 1.

        Initially, the Eurodollar Margin, the Base Rate Margin, the LC Fee Rate and the Facility Fee Rate shall be based on Level II. Each of the foregoing shall be adjusted, to the extent applicable, on each date on which financial statements are required to be delivered pursuant to Section 10.1.1 or 10.1.2 based on the Adjusted Leverage Ratio as of the last day of the period covered by such financial statements; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the compliance certificate required by Section 10.1.3 by the due date therefor, then Level IV shall apply from such date until such financial statements and compliance certificate are delivered.

SCHEDULE 1.1(A)

PRICING SCHEDULE

        During the period from the date of the effectiveness of the First Amendment to this Agreement to the date on which the Administrative Agent receives the Company's compliance certificate for the Computation Period ending September 30, 2005, the Base Rate Margin, the Eurodollar Margin, the LC Fee Rate and the Facility Fee Rate shall be determined in accordance with the table below and the other provisions of this Schedule 1.1(A).

	Level I	Level II	Level III	Level IV	Level V
Eurodollar Margin	0.525%	0.750%	0.950%	1.125%	1.250%
Base Rate Margin	0.000%	0.000%	0.250%	0.500%	0.500%
LC Fee Rate	0.525%	0.750%	0.950%	1.125%	1.250%
Facility Fee Rate	0.350%	0.375%	0.425%	0.500%	0.500%

        Level I applies when the Adjusted Leverage Ratio is less than 1.25 to 1.

        Level II applies when the Adjusted Leverage Ratio is equal to or greater than 1.25 to 1 but less than 1.75 to 1.

        Level III applies when the Adjusted Leverage Ratio is equal to or greater than 1.75 to 1 but less than 2.25 to 1.

        Level IV applies when the Adjusted Leverage Ratio is equal to or greater than 2.25 to 1 but less than 2.75 to 1.

        Level V applies when the Adjusted Leverage Ratio is equal to or greater than 2.75 to 1.

        Each of the Eurodollar Margin, the Base Rate Margin, the LC Fee Rate and the Facility Fee Rate shall be adjusted, to the extent applicable, on each date on which financial statements are required to be delivered pursuant to Section 10.1.1 or 10.1.2 based on the Adjusted Leverage Ratio as of the last day of the period covered by such financial statements; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the compliance certificate required by Section 10.1.3 by the due date therefor, then Level V shall apply from such date until such financial statements and compliance certificate are delivered.

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  EXHIBIT 10.2
FIRST AMENDMENT
CONFIRMATION
SCHEDULE 1.1 PRICING SCHEDULE
SCHEDULE 1.1(A) PRICING SCHEDULE